Exhibit 99.1

CECO Environmental Corp. Reports Third Quarter and Nine Months 2017 Results;

Deepening Market Downturn Negatively Impacted Results- Management Implementing Tangible Actions

DALLAS, Texas, November 8, 2017 -- CECO Environmental Corp. (Nasdaq: CECE), a leading global air quality and fluid handling company serving the energy, industrial and other niche markets, today reported its financial results for the third quarter and first nine months of 2017.

Highlights of the Third Quarter 2017*

•	Revenue of $85.0 million, compared with $101.6 million
•	Gross profit of $27.1 million (31.9% margin), compared with $33.7 million (33.2% margin)
•	Non-GAAP gross profit of $27.3 million (32.1% margin) compared with $33.9 million (33.4% margin)
•	Operating income of $5.6 million compared with $10.5 million
•	Non-GAAP operating income of $5.3 million compared with $14.4 million
•	Net income was $3.0 million, compared with $5.8 million
•	Non-GAAP net income of $1.2 million, compared with $8.2 million
•	Net income per diluted share was $0.09, compared with $0.17
•	Non-GAAP net income per diluted share of $0.03, compared with $0.24
•	Adjusted EBITDA of $6.9 million, compared with $16.2 million
•	Bookings of $71.0 million
•	Backlog of $153.9 million

* All comparisons are versus the comparable prior-year period.

CECO’s Chief Executive Officer Dennis Sadlowski commented, “The third quarter of 2017 presented continued challenges, including soft volume throughout the quarter that led to disappointing results.  Our served energy markets are experiencing notable headwinds that we expect to continue into 2018.  However, even with soft power generation and refinery markets, we picked up key wins in those segments and our team remains committed to market share penetration.”

Mr. Sadlowski added, “We also concluded our strategic plan assessment and have made several decisions together with our Board to transform the business to win market share and create value.  We are implementing a restructuring program during the fourth quarter to reduce costs by approximately $5-7 million per annum, and refocusing our portfolio including exiting non-core and low critical mass products.  We also recently modified our debt covenants to allow for flexibility to invest in a tough market cycle.  Additionally, our Board agreed to suspend the current quarterly dividend so that cash can be used towards investment for growth in people, systems and customer focused product innovation.  While we are not pleased with our results and the current state of our core end-markets, we are committed to implementing the necessary steps to transform the Company to once again realize increasing profits and generating returns for all of our stakeholders.”

THIRD QUARTER RESULTS

Revenue in the third quarter of 2017 was $85.0 million, down 16.3% from $101.6 million in the prior-year period.

Operating income was $5.6 million for the third quarter of 2017 (6.6% margin), compared with $10.5 million in the prior-year period (10.3% margin).  Operating income on a non-GAAP basis was $5.3 million for the third quarter of 2017 (6.2% margin), compared with $14.4 million in the prior-year period (14.2% margin).

Net income was $3.0 million for the third quarter of 2017, compared with $5.8 million in the prior-year period.  Net income on a non-GAAP basis was $1.2 million for the third quarter of 2017, compared with $8.2 million in the prior-year period.

Net income per diluted share was $0.09 for the third quarter of 2017, compared with net income per diluted share of $0.17 in the prior-year period. Non-GAAP net income per diluted share was $0.03 for the third quarter of 2017, compared with $0.24 for the prior-year period.

Cash and cash equivalents were $24.6 million and bank debt was $119.5 million, as of September 30, 2017, compared with $45.8 million and $126.4 million, respectively, as of December 31, 2016.

BACKLOG AND BOOKINGS

Total backlog at September 30, 2017 was $153.9 million as compared with $197.0 million on December 31, 2016, and $219.3 million on September 30, 2016.

Bookings were $71.0 million for the third quarter of 2017, compared with $96.2 million in the prior-year period.  Bookings were $242.2 million for the first nine months of 2017 compared with $325.1 million for the prior-year period.

YEAR-TO-DATE RESULTS

Revenue in the first nine months of 2017 was $271.5 million, down 14.4% from $317.0 million in the prior-year period.

Operating income was $16.2 million for the first nine months of 2017 (6.0% margin), compared with $24.9 million in the prior-year period (7.9% margin).  Operating income on a non-GAAP basis was $24.8 million for the first nine months of 2017 (9.1% margin), compared with $38.2 million in the prior-year period (12.1% margin).

Net income was $8.6 million for the first nine months of 2017, compared with $12.9 million in the prior-year period.  Net income on a non-GAAP basis was $11.2 million for the first nine months of 2017, compared with $21.5 million in the prior-year period.

Net income per diluted share was $0.25 for the first nine months of 2017, compared with net income per diluted share of $0.38 in the prior-year period. Non-GAAP net income per diluted share was $0.32 for the first nine months of 2017, compared with $0.63 for the prior-year period.

QUARTERLY DIVIDENDS

On November 6, 2017, CECO’s Board of Directors reviewed the Company’s dividend policy and determined that it would be in the best interest of the stockholders to discontinue quarterly cash dividends.

CONFERENCE CALL

A conference call is scheduled for today at 8:30 a.m. ET to discuss the third quarter 2017 results. The conference call may be accessed by dialing +1.877.407.3982 (Toll-Free) in the U.S. and Canada or by dialing +1.201.493.6780 for international calls.  A replay will be available from 11:30 a.m. ET on November 8, 2017 until November 22, 2017 at 11:59 p.m. ET. The replay may be accessed by dialing +1.844.512.2921 (Toll-Free) in the U.S. and Canada or by dialing +1.412.317.6671 for international calls and entering passcode 13672530.

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The live webcast and slides can also be accessed at https://www.cecoenviro.com/events-calendar.

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ABOUT CECO ENVIRONMENTAL

CECO Environmental is a global leader in air quality and fluid handling serving the energy, industrial and other niche markets through an attractive asset-light business model.  CECO provides innovative technology and application expertise that helps companies grow their businesses with safe, clean, and more efficient solutions to help protect our shared environment.  CECO serves both established and emerging industries in regions around the world working to improve air quality, optimize the energy value chain, and provide customized engineered solutions in multiple applications that include oil and gas, power generation, water and wastewater, battery production, poly silicon fabrication, chemical and petrochem processing, along with a wide range of others.  CECO targets its $5 billion+ of installed base, specifically to expand and grow a higher recurring revenue of aftermarket products and services. CECO is listed on Nasdaq under the ticker symbol “CECE.” For more information, please visit http://www.cecoenviro.com/.

Contact:

Matthew Eckl, Chief Financial Officer

800.333.5475

investor.relations@onececo.com

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CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)	(unaudited) SEPTEMBER 30, 2017	DECEMBER 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$24,567	$45,824
Restricted cash	873	1,498
Accounts receivable, net	70,504	83,062
Costs and estimated earnings in excess of billings on uncompleted contracts	39,964	38,123
Inventories, net	21,750	21,487
Prepaid expenses and other current assets	12,984	13,560
Prepaid income taxes	1,300	1,590
Assets held for sale	8,001	7,834
Total current assets	179,943	212,978
Property, plant and equipment, net	24,667	27,270
Goodwill	171,239	170,153
Intangible assets-finite life, net	52,749	60,728
Intangible assets-indefinite life	22,381	22,042
Deferred charges and other assets	4,564	5,463
	$455,543	$498,634
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	$9,645	$8,827
Accounts payable and accrued expenses	77,655	95,610
Billings in excess of costs and estimated earnings on uncompleted contracts	21,038	35,085
Note payable	5,300	5,300
Income taxes payable	924	1,536
Total current liabilities	114,562	146,358
Other liabilities	23,873	34,864
Debt, less current portion	107,287	114,366
Deferred income tax liability, net	12,754	12,964
Total liabilities	258,476	308,552
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.01 par value; 10,000 shares authorized, none issued	—	—
Common stock, $.01 par value; 100,000,000 shares authorized, 34,699,316 and 34,300,209 shares issued at September 30, 2017 and December 31, 2016, respectively	347	343
Capital in excess of par value	247,601	244,878
Accumulated loss	(41,079)	(41,741)
Accumulated other comprehensive loss	(9,446)	(13,042)
	197,423	190,438
Less treasury stock, at cost, 137,920 shares at September 30, 2017 and December 31, 2016	(356)	(356)
Total shareholders’ equity	197,067	190,082
	$455,543	$498,634

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CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
(dollars in thousands, except per share data)	2017	2016	2017	2016
Net sales	$84,987	$101,596	$271,508	$317,029
Cost of sales	57,854	67,920	183,960	217,837
Gross profit	27,133	33,676	87,548	99,192
Selling and administrative expenses	21,958	19,549	66,690	60,625
Acquisition and integration expenses	—	163	—	524
Amortization and earn-out (income) expenses, net	(455)	3,465	4,623	13,176
Income from operations	5,630	10,499	16,235	24,867
Other (expense) income, net	(110)	14	141	395
Interest expense	(1,595)	(1,913)	(4,951)	(5,995)
Income before income taxes	3,925	8,600	11,425	19,267
Income tax expense	889	2,774	2,865	6,349
Net income	$3,036	$5,826	$8,560	$12,918
Net income (loss) attributable to noncontrolling interest	$—	$22	$—	$(36)
Net income attributable to CECO Environmental Corp.	$3,036	$5,804	$8,560	$12,954
Earnings per share:
Basic	$0.09	$0.17	$0.25	$0.38
Diluted	$0.09	$0.17	$0.25	$0.38
Weighted average number of common shares outstanding:
Basic	34,518,622	33,983,708	34,403,720	33,952,768
Diluted	34,621,883	34,354,687	34,665,053	34,211,067

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CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2017	2016	2017	2016
Gross profit as reported in accordance with GAAP	$27.1	$33.7	$87.5	$99.2
Gross profit margin in accordance with GAAP	31.9%	33.2%	32.2%	31.3%
Legacy design repairs	—	—	2.0	—
Inventory valuation adjustment	—	—	—	0.1
Plant, property and equipment valuation adjustment	0.2	0.2	0.5	0.5
Non-GAAP gross profit	$27.3	$33.9	$90.0	$99.8
Non-GAAP gross profit margin	32.1%	33.4%	33.1%	31.5%

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2017	2016	2017	2016
Operating income as reported in accordance with GAAP	$5.6	$10.5	$16.2	$24.9
Operating margin in accordance with GAAP	6.6%	10.3%	6.0%	7.9%
Legacy design repairs	—	—	2.0	—
Inventory valuation adjustment	—	—	—	0.1
Plant, property and equipment valuation adjustment	0.2	0.2	0.5	0.5
Gain on insurance settlement	—	—	—	(1.0)
Acquisition and integration expenses	—	0.2	—	0.5
Amortization and earn-out (income) expenses, net	(0.5)	3.5	4.6	13.2
Executive transition expenses	—	—	1.3	—
Facility exit expenses	—	—	0.2	—
Non-GAAP operating income	$5.3	$14.4	$24.8	$38.2
Non-GAAP operating margin	6.2%	14.2%	9.1%	12.1%

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	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2017	2016	2017	2016
Net income as reported in accordance with GAAP	$3.0	$5.8	$8.6	$12.9
Legacy design repairs	—	—	2.0	—
Inventory valuation adjustment	—	—	—	0.1
Plant, property and equipment valuation adjustment	0.2	0.2	0.5	0.5
Gain on insurance settlement	—	—	—	(1.0)
Acquisition and integration expenses	—	0.2	—	0.5
Amortization and earn-out (income) expenses, net	(0.5)	3.5	4.6	13.2
Executive transition expenses	—	—	1.3	—
Facility exit expenses	—	—	0.2	—
Foreign currency remeasurement	(0.5)	(0.2)	(2.0)	(0.6)
Tax benefit of adjustments	(1.0)	(1.3)	(4.0)	(4.1)
Non-GAAP net income	$1.2	$8.2	$11.2	$21.5
Depreciation	1.0	1.2	3.0	3.4
Non-cash stock compensation (excluding executive transition costs)	0.6	0.6	1.8	1.7
Other (income) / expense	0.6	0.2	1.8	0.2
Gain on insurance settlement	—	—	—	1.0
Interest expense	1.6	1.9	5.0	6.0
Income tax expense	1.9	4.1	6.9	10.5
Adjusted EBITDA	$6.9	$16.2	$29.7	$44.3

Earnings per share:
Basic	$0.09	$0.17	$0.25	$0.38
Diluted	$0.09	$0.17	$0.25	$0.38

Non-GAAP net income per share:
Basic	$0.03	$0.24	$0.33	$0.63
Diluted	$0.03	$0.24	$0.32	$0.63

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NOTE REGARDING NON-GAAP FINANCIAL MEASURES

CECO is providing certain non-GAAP historical financial measures as presented above as the Company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of CECO’s core operations. A "non-GAAP financial measure" is a numerical measure of a company's historical financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations.

Non-GAAP gross profit, Non-GAAP operating income, non-GAAP net income, non-GAAP gross profit margin, non-GAAP operating margin, non-GAAP earnings per basic and diluted share and adjusted EBITDA, as we present them in the financial data included in this press release, have been adjusted to exclude the effects of expenses related to legacy design repairs, inventory valuation adjustments, property, plant and equipment valuation adjustments, gains from insurance settlements, acquisition and integration expense activities including retention, legal, accounting, banking, amortization and contingent earn-out expenses, foreign currency re-measurement, intangible asset impairment, legal reserves, executive transition expenses, facility exit expenses, other nonrecurring or infrequent items and the associated tax benefit of these items. Management believes that these items are not necessarily indicative of the Company’s ongoing operations and their exclusion provides individuals with additional information to compare the Company's results over multiple periods.  Management utilizes this information to evaluate its ongoing financial performance. Our financial statements may continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP gross profit margin, non-GAAP operating margin, non-GAAP earnings per basic and diluted share, adjusted EBITDA, adjusted EBITDA margin, adjusted free cash flow and adjusted net free cash flow are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of CECO’s results as reported under GAAP.  Additionally, CECO cautions investors that non-GAAP financial measures used by the Company may not be comparable to similarly titles measures of other companies.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP gross profit margin, non-GAAP operating margin, non-GAAP earnings per basic and diluted share, adjusted EBITDA, adjusted EBITDA margin, adjusted free cash flow and adjusted net free cash flow stated in the tables above present the most directly comparable GAAP financial measure and reconcile to the most directly comparable GAAP financial measures.  Adjusted free cash flow and adjusted net free cash flow have limitations due to the fact that they do not represent the residual cash flow available for discretionary expenditures since they do not take into account debt service requirements or other non-discretionary expenditures that are not deducted from these measures.

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SAFE HARBOR

Any statements contained in this press release other than statements of historical fact, including statements about management’s beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. Words such as “estimate,” “believe,” “forecast”, “anticipate,” “expect,” “intend,” “plan,” “target,” “project,” “should,” “may,” “will” and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties include, but are not limited to: our ability to successfully realize the expected benefits of our restructuring program; our ability to successfully integrate acquired businesses and realize the synergies from acquisitions, as well as a number of factors related to our business including economic and financial market conditions generally and economic conditions in CECO’s service areas; dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for contract revenue; fluctuations in operating results from period to period due to cyclicality or seasonality of the business; the effect of growth on CECO’s infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation; liabilities arising from faulty services or products that could result in significant professional or product liability, warranty, or other claims; changes in or developments with respect to any litigation or investigation; failure to meet timely completion or performance standards that could result in higher cost and reduced profits or, in some cases, losses on projects; the potential for fluctuations in prices for manufactured components and raw materials; the substantial amount of debt incurred in connection with our acquisitions and our ability to repay or refinance it or incur additional debt in the future; the impact of federal, state or local government regulations; economic and political conditions generally; and the effect of competition in the environmental, energy and fluid handling and filtration industries. These and other risks and uncertainties are discussed in more detail in CECO’s filings with the Securities and Exchange Commission, including our reports on Form 10-K and Form 10-Q. Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. All forward-looking statements attributable to CECO or persons acting on behalf of CECO are expressly qualified in their entirety by the cautionary statements and risk factors contained in this press release and CECO’s respective filings with the Securities and Exchange Commission. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, CECO undertakes no obligation to update or review any forward-looking statements, whether as a result of new information, future events or otherwise.

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